CAPITAL GROWTH FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
2/7/02  	International Speedway

Shares            Price         Amount
49,300  	$ 40.000	$1,972,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
2.04        N/A 	 1.97%	            3.00%

Broker
Salomon Smith Barney, Inc.

Underwriters of International Speedway Corp.

Underwriters          	                     Shares
Salomon Smith Barney, Inc.                   875,000
J.P. Morgan Securities, Inc.		     687,500
First Union Brokerage Services		     687,500
Raymond James & Associates, Inc.	     250,000

Total                                 	   2,500,000


CAPITAL GROWTH FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
06/26/02 	Hewitt Associates, Inc.

Shares            Price         Amount
159,000 	  $19.00	$3,021,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
1.33        N/A		1.43%               1.82%

     Broker
Goldman, Sachs & Co.

Underwriters of Hewitt Associates, Inc.

Underwriters     	                     Shares
Goldman Sachs & Co.                          3,512,250
Banc of America Securities                   1,304,550
J.P. Securities, Inc.                        1,304,550
Salomon Smith Barney, Inc.                   1,304,550
UBS Warburg, LLC                             1,304,550
Wachovia Securities, Inc.                    1,304,550
Robert W. Baird & Co., Inc.                    139,375
Bear, Stearns & Co., Inc.                      139,375
William Blair & Co., LLC                       139,375
A.G. Edwards & Sons, Inc.                      139,375
Epoch Securities, Inc.                         139,375
Legg Mason Wood Walker, Inc.                   139.375
Prudential Securities, Inc.                    139,375
SG Cowen Securities Corp.                      139,375

Total                                       11,150,000